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                                                                       EX-99.D13
                                                               Exhibit 23(d)(13)


                           DELAWARE POOLED TRUST, INC.

                           THE GLOBAL EQUITY PORTFOLIO

                             SUB-ADVISORY AGREEMENT


         AGREEMENT, made by and between DELAWARE INTERNATIONAL ADVISERS LTD., a U.K. company (the "Investment Manager") and DELAWARE MANAGEMENT COMPANY, INC., a Delaware corporation (the "Sub-Adviser").

                              W I T N E S S E T H:

         WHEREAS, DELAWARE POOLED TRUST, INC., a Maryland corporation (the "Fund"), has been organized and operates as an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in securities; and

         WHEREAS, the Investment Manager and the Fund on behalf of The Global Equity Portfolio ("Portfolio"), have entered into an agreement of even date herewith ("Investment Management Agreement") whereby the Investment Manager will provide investment advisory services to the Fund on behalf of the Portfolio; and

         WHEREAS, the Investment Management Agreement permits the Investment Manager to hire one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Fund on behalf of the Portfolio; and

         WHEREAS, the Investment Manager and the Sub-Adviser are registered Investment Advisers under the Investment Advisers Act of 1940 and engage in the business of providing investment management services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:


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         1. The Investment Manager hereby employs the Sub-Adviser, subject always to the Investment Manager's control and supervision, to manage the U.S. securities portion of the Portfolio's assets and to furnish the Investment Manager with investment recommendations, asset allocation advice, research and other investment services with respect to U.S. securities, subject to the direction of the Board and officers of the Fund for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Sub-Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Portfolio, shall effect the purchase and sale of investments in furtherance of the Portfolio's objectives and policies, and shall furnish the Board of Directors of the Fund with such information and reports regarding the Portfolio's investments as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request.

         2. Under the terms of the Investment Management Agreement, the Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees.

            Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds which have employed the Sub-Adviser as sub-adviser or investment manager.

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Directors, officers and employees of the Sub-Adviser who are Directors, officers and/or employees of the Fund shall not receive any compensation from the Fund for acting in such dual capacity.

            In the conduct of the respective business of the parties hereto and in the performance of this Agreement, the Fund and the Sub-Adviser may share facilities common to each, with appropriate proration of expenses between and among them.

         3. (a) Subject to the primary objective of obtaining the best available prices and execution, and to the extent otherwise consistent with applicable law, the Sub-Adviser will place orders for the purchase and sale of portfolio securities with such broker/dealers who provide statistical, factual and financial information and services to the Portfolio, to the Investment Manager, to the Sub-Adviser or to any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Portfolio or who sell shares of any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds for which the Investment Manager or Sub-Adviser provides advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

            (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Sub-Adviser may ask the Fund and the Portfolio may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where it and the Sub-Adviser have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's

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overall responsibilities with respect to the Portfolio and to other funds and other advisory accounts for which the Investment Manager or the Sub-Adviser exercises investment discretion.

         4. As compensation for the services to be rendered to the Fund on behalf of the Portfolio by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a monthly fee equal to 50% of the fee paid to the Investment Manager under the terms of the Investment Management Agreement.

            If this Agreement is terminated prior to the end of any calendar month, the Sub-Advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

         5. The services to be rendered by the Sub-Adviser to the Fund on behalf of the Portfolio under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         6. The Sub-Adviser, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

         7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Sub-Adviser to the Fund, the Sub-Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

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         8. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Investment Manager or the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Sub-Adviser, of the Investment Manager's or the Fund's intention to do so, in the case of the Fund pursuant to action by the Board of Directors of the Fund or pursuant to vote of a majority of the outstanding voting securities of the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty on sixty days' written notice to the Investment Manager and Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

         9. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

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         10. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested person"; and "assignment" shall have the meanings defined in the Investment Company Act of 1940.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement by having it signed by their duly authorized officers as of the 14th day of October, 1997.


                                DELAWARE MANAGEMENT COMPANY, INC.

                                By: /s/Wayne A. Stork
                                    --------------------------------------------
                                    Wayne A. Stork
                                    Chairman, President, Chief Executive Officer


                                Attest: /s/Eric E. Miller
                                        ----------------------------------------
                                        Eric E. Miller
                                        Vice President
                                        Assistant Secretary


                                DELAWARE INTERNATIONAL ADVISERS LTD.

                                By: /s/David Tilles
                                    --------------------------------------------
                                    David Tilles
                                    Managing Director

                                Attest:/s/John Emberson
                                       -----------------------------------------

Agreed to and accepted as of the
day and year first above written:

DELAWARE POOLED TRUST, INC.
on behalf of THE GLOBAL EQUITY PORTFOLIO


By: /s/David K. Downes
    -----------------------------------------------
       David K. Downes
       Executive Vice President/Chief Operating Officer/Chief Financial Officer

Attest:/s/David P. O'Connor
       --------------------------------------------
          David P. O'Connor



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